UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 19, 2013

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On November 19, 2013, Ashford Hospitality Trust, Inc. ("Ashford Trust” or the “Company”) issued a press release announcing that it has completed the previously announced spin-off of Ashford Hospitality Prime, Inc. (“Ashford Prime”). Starting tomorrow, November 20, 2013, Ashford Prime will trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “AHP,” and Ashford Trust’s shares of common stock will continue to trade on the NYSE under the ticker symbol “AHT.”

Additionally, the Company announced that in connection with the spin-off, Ashford Prime has entered into a new $150 million secured credit facility with Bank of America, N.A. acting as sole administrative agent. Other participating lenders include Credit Agricole, Credit Suisse, Deutsche Bank, KeyBank, and Morgan Stanley. BofA Merrill Lynch served as financial advisor to Ashford Trust in connection with the spin-off. The new credit facility provides for a three-year term with two, one-year extension options and bears interest at a range of 2.25% - 3.75% over LIBOR, depending on the leverage level of Ashford Prime. The new credit facility includes the opportunity to expand the borrowing capacity by up to $150 million to an aggregate size of $300 million.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number

99.1	Press Release of the Company, dated November 19, 2013, furnished under Item 7.01, announcing the completion of the Ashford Prime spin-off and new $150 million credit facility for Ashford Prime.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2013

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel